Exhibit 99.4

Andrew Kramer – Interactive Data Corporation

Thank you very much operator. Hello everyone and thank you for participating in today’s event. Ray D’Arcy, Interactive Data’s president and CEO, is in New York along with Mary Ivaliotis from our Marketing team. Joining me here in Bedford is Lori Hannay and Peter Castrichini from our Human Resources, John Coffey from marketing, and Christine Sampson from finance.

We ask that you please remember that certain information discussed on this call is confidential. The information shared on this call is for Company employees only and it may not be shared by you with anybody outside of our Company. We thank you for your cooperation in this regard.

Consistent with prior company events, we will plan to take your questions after our prepared remarks. If you are listening to the call via the Internet and you have a question, you can submit it through the Webcast viewer that is on your screen. For those of you listening to the webcast on your computer, we ask that you submit questions as you think of them during the presentation, so that we can address as many of them as possible in the allotted time. If you are listening to the call with your telephone, you can signal the operator by pressing [instructions]. If you have follow-up questions after the event, please feel free to send an email to [e-mail] and we will try to make sure we respond to it on a future webcast. In addition, please note that we are not presenting slides today as part of this event.

And, now I will turn the call over to Ray.

Ray

Hello everybody. Thank you all for joining us on this event. As you most likely know by now, we issued a press release earlier this morning announcing that Silver Lake and Warburg Pincus have entered into an agreement to acquire Interactive Data. This is a very important and exciting development for Interactive Data that I believe will enable us to take our Company to a new level in terms of our size, capabilities, and stature in the industry. I’d like to provide some details on this transaction, along with some preliminary thoughts about what this means for you and our Company.

to take our Company to a new level in terms of our size, capabilities, and stature in the industry. I’d like to provide some details on this transaction, along with some preliminary thoughts about what this means for you and our Company.

Let me start by recapping today’s agreement. Silver Lake, Warburg Pincus and Interactive Data have entered into an agreement under which these two companies will acquire 100% of Interactive Data at a purchase price of $33.86 per share in cash. This represents approximately a 32.9% increase over the closing share price on Thursday, January 14, 2010. That was the last trading day before the Company announced that its Board of Directors was conducting a review of strategic alternatives. This agreement values Interactive Data at approximately $3.4 billion. To put some perspective around the magnitude of this transaction, it is one of the largest private equity transactions ever in our industry.

Interactive Data’s Board of Directors has unanimously approved this agreement and our majority stockholder, Pearson, has formally approved it too. Because Pearson owns approximately 61% of the outstanding shares of Interactive Data, no further stockholder approval of the transaction is required. Although certain other customary closing conditions must be satisfied to complete the transaction, including approval by regulators, we currently anticipate that it will be completed by the end of the third quarter of 2010. We will be sure to keep you informed of any key developments on this front as we advance toward completing this transaction.

I’d like to provide you with a little background about Silver Lake and Warburg Pincus. They are two of the world’s largest and most successful private investment firms, collectively managing more than $44 billion in assets. Both firms have invested behind the growth of a broad range of market-leading organizations across an array of industries. Current Silver Lake investments include Nasdaq, Skype, Sabre / Travelocity, and SunGard Data Systems. Current Warburg Pincus investments include Fidelity National Information Systems, Nuance, and Wall Street Systems. For Interactive Data to join this prestigious list of companies is a testimony to the contributions that each of you has made to build our business.

Over the past several months, we met extensively with Silver Lake and Warburg Pincus along with many other organizations as part of the review of strategic alternatives that was conducted by our Board of Directors. The Silver Lake and Warburg Pincus teams have been aware of our successes for some time. In meetings, they were always well prepared and brought a lot of operational expertise to the table; they asked sharp, insightful questions and just as important, they listened to what our team had to say. I think that this healthy dialogue enhanced their appreciation of our marketplace, our business model, our offerings and competitive differentiation, and the opportunities that lie ahead. I think it’s safe to say that they strongly believe in Interactive Data’s potential to become a larger, faster growing and more profitable industry leader that will deliver an even more compelling value proposition to our customers worldwide in the coming years.

But before we look ahead, I’d like to share with you some thoughts about how and why we got to today’s announcement.

As we’ve discussed previously, we formulated Interactive Data’s long-term strategy last year. It is a compelling roadmap that we believe will enable us to better defend existing revenue, generate revenue growth in high-priority areas and substantially advance our “One Company” approach. We believe we can play an increasingly important role in helping our clients continue to adapt to ongoing changes in technology, market structure and regulations. We have spent considerable time discussing the full scope and scale of these industry changes and the related growth opportunities with our Board of Directors.

Our Board has been supportive of our long-term strategy, and we’ve already started making good progress implementing our plans. In recent months, we completed three acquisitions, and successfully introduced a number of new products, as well as enhancements to existing offerings.

As we moved forward with implementing this strategy, our Board of Directors recognized that a new ownership structure might be in the best interests of our stockholders and better support the Company’s long-term ambitions. Related to this, our majority stockholder, Pearson, is focusing its resources to capitalize on the significant opportunity it sees to invest in and grow its education franchise and other businesses. Given these dynamics, the Board of Directors, of which I am a member, was unanimous in supporting this review of strategic alternatives for our Company. We publicly disclosed that the review process was underway back in January of this year.

I want to impress upon you that the strategic review was truly an exhaustive process. There was a substantial number of firms who expressed an interest in our Company – and the caliber of these organizations was excellent. And to a certain extent, that’s not surprising. After all, we’ve built a great company. I am very pleased that Silver Lake and Warburg Pincus emerged from this process as our next owners by finalizing an agreement that I believe represents a very positive outcome for our stockholders, customers and employees.

Stockholders will benefit by receiving a substantial premium over and above where our stock had traded prior to mid-January. Customers will benefit because they’ll be able to continue doing business with a company – and more importantly, people – they know, respect and trust. Employees will benefit because Silver Lake and Warburg Pincus are committed to supporting our future investments in our products, infrastructure and people in ways that will enhance our value proposition and accelerate our growth.

I want to thank everybody that participated in and supported this review of strategic alternatives. In addition to the senior management team, there were many other individuals from across our organization who stepped up to help us in addressing literally thousands of questions that we received during this process. Just as important, I want to thank everybody at Interactive Data for your patience, perseverance and focus. I am sure that the uncertainty of the situation weighed heavily on you all over the past several months. I know it could have been easy to be distracted by the process and the related media reports – many of which were inaccurate. I am grateful that you stayed focused on moving the business forward and serving our customers.

And even now that we finally have some clarity about who Interactive Data’s next owner will be, I am sure that you likely feel some uncertainty about what lies ahead. So, what will a change in ownership mean for Interactive Data and each of you?

First of all, we will be working with Silver Lake and Warburg Pincus over the coming months to complete our transaction, and to plan for how we will continue to invest in, operate and grow our Company. After the transaction is completed, Interactive Data will no longer be publicly traded and instead will become a private company owned by these two firms. We will remain headquartered in Bedford, Massachusetts and will maintain our current offices in cities around the world.

I’d like to try to address some related topics that are likely to be of interest to you:

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Salary & Bonus: In terms of salaries, commission plans or bonus plans, we do not anticipate any changes to your 2010 compensation plans. We routinely review all of our compensation plans to ensure that they are properly aligned with business objectives, are competitive, and properly recognize, motivate and reward employees for their contributions to the Company’s success. I expect that this will continue to be the case under new ownership.

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Benefits: As far as benefits like health care, and the U.S. 401(k) retirement plan, we are not planning to significantly alter the current level of benefits provided. However, prior to the closing of the acquisition or shortly thereafter, we plan to transition from various Pearson plans and establish our own plans with current and/or new providers, and some benefits may change as part of that process. Any changes will be clearly communicated to eligible employees.

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Pearson Pension Plans: In terms of pension benefits, Interactive Data will be withdrawing from the Pearson US and UK Pension Plans going forward as a result of this transaction. Accordingly, you will not accrue any additional benefits under these plans following the closing of the transaction. These plans will remain with Pearson and you will be entitled to the benefits you have accrued under them as applicable. Once the transaction is completed, a new plan will be established to provide retirement benefits to UK employees going forward. Details regarding the new UK retirement arrangements will be communicated to you when they are available. For the US Pension Plan, which was frozen many years ago, those U.S. employees will still continue to be eligible to participate in a 401(k) plan following the transaction.

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Stock Options: For those of you who participate in our equity incentive programs, all stock options outstanding at the time of the closing of the acquisition, regardless of whether they are vested or unvested, will be exchanged for a payment per share equal to the difference between the purchase price of $33.86 and the exercise price per share. This payment, less any applicable withholding taxes, will be made upon or shortly after the closing date. A similar exchange will occur with restricted stock units and for any common stock held through our ESPP or SAYE programs.

I plan to continue serving as your president and CEO. Over the coming weeks, I will visit many of our offices to discuss today’s news – and more importantly, help our teams continue advancing the key initiatives and activities that are critical to driving our long-term growth and success.

Silver Lake and Warburg Pincus are very supportive of our growth aspirations. They believe that, with the right investments, we are capable of building on our leadership position in the industry. As we execute, I am confident that this will translate into an exciting growth-oriented environment that will continue to make our Company a great place to work and build a career.

With that said, transitioning the Company’s ownership structure won’t change some of the challenges we face, and it could even present new ones. For example, the market environment remains uncertain. Although we’ve been encouraged by continuing signs of stabilization in the marketplace as it relates to customer spending trends, we also know that customers aren’t simply abandoning their focus on controlling costs. Fortunately, we believe Interactive Data is well positioned in areas that are likely to benefit from higher levels of investment by our customers such as fixed income evaluations and reference data, as well as wealth management and electronic trading. At the same time, our competition hasn’t stood still. Certain competitors have intensified their focus on some of our core markets over the past year, and they’ve also tried to use the interim period of uncertainty about our future to their advantage in terms of their selling efforts. I am confident that today’s news will be welcomed by our customers and that it will help us advance opportunities through our sales pipeline. Finally, under our new ownership structure, Interactive Data will have a level of debt to service. Fortunately, we generate impressive cash flow from operations, which will be necessary to support our anticipated new capital structure. Consequently, we will need to efficiently manage our working capital, remain disciplined with our capital spending and ensure that we generate attractive returns on any investments we make. We’ve done a very good job in these areas in the past, and I am confident that we will continue to do so going forward.

Transitioning our ownership structure will usher in a new era for Interactive Data, and I am very excited for everybody affiliated with the Company. I believe we will be in great hands with Silver Lake and Warburg Pincus as our new owners, and I look forward to seeing what we’ll accomplish together over the coming years.

With that said, I’d like to turn the call back to our operator to initiate the Q&A session.

Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of Interactive Data and Interactive Data’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Interactive Data on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Interactive Data’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Interactive Data nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Interactive Data’s control. These factors include: failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Interactive Data undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Interactive Data’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where To Find It

In connection with the transaction, Interactive Data will file an information statement with the SEC. The information statement will be mailed to stockholders of Interactive Data. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERACTIVE DATA AND THE TRANSACTION. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.

Information regarding the interests of Interactive Data’s directors and executive officers in the transaction described herein will be included in the information statement described above. Additional information regarding these directors and executive officers is also included in Interactive Data’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2010. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Interactive Data with the SEC may be obtained free of charge by contacting Andrew M. Kramer, Director of Investor Relations for Interactive Data, at 781-687-8306, by electronic mail at investorrelations@interactivedata.com or by mail at Interactive Data Corporation, 32 Crosby Drive, Bedford, MA 01730 – Attention Andrew Kramer, Investor Relations. Interactive Data’s filings with the SEC are also available on the Company’s website at www.interactivedata.com/secfilings.

For more information

Investors

Andrew Kramer

Tel: +1 781-687-8306

Email: andrew.kramer@interactivedata.com

Media
Brian Willinsky	John Coffey
Tel: +1 781-687-8291	Tel: +1 781-687-8148
Email: brian.willinsky@interactivedata.com	Email: john.coffey@interactivedata.com

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